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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


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
                                                                        Year Ended December 31
                                                                1995               1994               1993
                                                           -------------       ------------      -------------
Primary

Average shares outstanding                                    11,204,971         10,339,072          7,987,800

Net effect of dilutive stock options and warrants -
   based on the treasury stock
   method using average market price                             155,797            642,111          1,318,455
                                                           -------------       ------------      -------------

Total                                                         11,360,768         10,981,183          9,306,255
                                                           -------------       ------------      -------------

Net income                                                 $   2,399,067       $  1,971,049      $   1,672,413
                                                           =============       ============      =============

Per share amount                                           $        0.21       $       0.18      $        0.18
                                                           =============       ============      =============


Fully Diluted

Average shares outstanding                                    11,204,971         10,339,072          7,987,800

Net effect of dilutive stock options and warrants -
   based on the treasury stock
   method using the quarter-end market price,
   if higher than average market price                           155,797            740,064          1,535,140
                                                           -------------       ------------      -------------

Total                                                         11,360,768         11,079,136          9,522,940
                                                           =============       ============      =============

Net income                                                 $   2,399,067       $  1,971,049      $   1,672,413
                                                           =============       ============      =============

Per share amount                                           $        0.21       $       0.18      $        0.18
                                                           =============       ============      =============

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